UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 27, 2013/June 24, 2013

(Date of Report/Date of earliest event reported)

DOMTAR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33164	20-5901152
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

395 de Maisonneuve Blvd. West

Montreal, Quebec

Canada H3A 1L6

(Address and zip code of principal executive offices)

(514) 848-5555

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

As previously disclosed, on June 12, 2007, George Weston Limited (the seller of E.B. Eddy to Domtar Inc. in 1998) commenced an action against Domtar Inc. in the Superior Court of Justice of the Province of Ontario, Canada, claiming that as a result of the consummation of the series of transactions whereby the fine paper business of Weyerhaeuser Company was transferred to Domtar Corporation and Domtar Corporation acquired Domtar Inc. on March 7, 2007, Weston was entitled to receive $104 million (CDN$110 million) under the terms of the Eddy purchase agreement (“Weston Litigation”). The claim also sought interest and costs, and at the time of the settlement exceeded, in the aggregate, $133 million (CDN$140 million). On June 24, 2013, the parties agreed to settle the Weston Litigation for a payment by Domtar to Weston of $47 million (CDN$50 million). The charge related to the settlement will be reflected in Domtar’s financial results for the second quarter 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMTAR CORPORATION (Registrant)

By:	/s/ Razvan L. Theodoru
Name:	Razvan L. Theodoru
Title:	Vice-President, Corporate Law and Secretary

Date:	June 27, 2013